                                   Exhibit 11

                         Opinion and Consent of Counsel

                                   Exhibit 11

[ATST LETTERHEAD]

August 4, 2006

AEGON/Transamerica Series Trust
570 Carillon Parkway
St. Petersburg, Florida 33716

Dear Sir or Madam:

This opinion is furnished in connection with the proposed filing of an N-14 on behalf of AEGON/Transamerica Series Trust.

AEGON/Transamerica Series Trust has been duly organized, is existing in good standing and is authorized to issue shares of beneficial interest. The shares of AEGON/Transamerica Series Trust to be issued in connection with the Registration Statement have been duly authorized and when issued and delivered as provided in the Registration Statement will be validly issued, fully paid and nonassessable by the trust.

I, as legal counsel to AEGON/Transamerica Series Trust, hereby consent to the filing of this opinion with the N-14 filing.

Very truly yours,

/s/ Dennis P. Gallagher
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Acting General Counsel
AEGON/Transamerica Series Trust